UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2018, Ascent Capital Group, Inc. (“Ascent”), the parent company of Monitronics International, Inc. (“MONI”), announced that, as of 5:00 p.m., New York City time on November 19, 2018, holders of $469,957,000 aggregate principal amount of 9.125% Senior Notes due 2020 (the “Old Notes”) of MONI, representing approximately 80.33% of the outstanding aggregate principal amount of the Old Notes, had been validly tendered and not validly withdrawn pursuant to MONI’s previously announced offer to exchange (the “Exchange Offer”) up to $585,000,000 aggregate principal amount of its new 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 to be issued for validly tendered (and not validly withdrawn) Old Notes and, in conjunction with the Exchange Offer, a solicitation of consents by MONI to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Old Notes Indenture”).  Because MONI has received consents from the holders of greater than a majority of the outstanding principal amount of Old Notes, MONI and certain guarantors have entered into a third supplemental indenture, dated November 20, 2018 (the “Supplemental Indenture”), to the Old Notes Indenture with U.S. Bank National Association, as trustee, giving effect to the Proposed Amendments. The Supplemental Indenture will (i) eliminate or waive substantially all of the restrictive covenants and events of default contained in the Old Notes Indenture and the Old Notes and (ii) modify or eliminate certain other provisions contained in the Old Notes Indenture and the Old Notes, including certain provisions relating to defeasance and to the minimum notice requirements for optional redemption.  The Proposed Amendments will become operative when MONI accepts the validly tendered Old Notes for purchase and notifies the trustee that such Old Notes have been accepted for purchase.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The description of the Supplemental Indenture contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 8.01.  Other Events.

On November 20, 2018, Ascent issued a press release announcing (i) the early results of the Exchange Offer set forth above, (ii) the receipt of consents from the holders of greater than a majority of the outstanding principal amount of Old Notes, allowing MONI’s entry into the Supplemental Indenture and (iii) the extension of the early tender time under the Exchange Offer until 11:59 p.m., New York City time, on December 10, 2018.  The withdrawal deadline under the Exchange Offer of 5:00 p.m., New York City time, on November 19, 2018 has passed and tendered Old Notes may no longer be validly withdrawn except for under the limited circumstances described in the offering memorandum for the Exchange Offer.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities of Ascent or MONI, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Supplemental Indenture, dated November 20, 2018, to the Indenture, dated March 23, 2012, between Monitronics International, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release issued by Ascent Capital Group, Inc. on November 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2018

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Chief Executive Officer, General Counsel and Secretary